Exhibit 99.1

DataMeds AI Reports Second Quarter 2026 Financials and Provides Business Update

■	Health Lives Here app launch with NFL Alumni Health expected in September 2026
■	Revenues grew 14% reaching $1.779M in Q2/26, beating management projections
■	Corporate name change from Wellgistics Health, Inc. to DataMeds AI, Inc. in July 2026, which led to stock symbol change from ‘WGRX’ to ‘MEDS’ on NASDAQ Capital Markets
■	$6.5 million new funding in June 2026 provided capital to support corporate turnaround
■	Pending transaction with Datavault AI, EOS Technology Holdings, Scilex Holdings and HealthBridge Associates to consolidate patent protected blockchain, biometrics and pharmaceutical-adjunct products intellectual properties to deliver the “Health Lives Here” consumer app, in partnership with NFL Alumni Health (NFLAH), to deliver an effective healthcare experience to patients in rural communities via local independent pharmacies
■	1:50 reverse split in May 2026 implemented to partially address NASDAQ delisting risk
■	Holders of 1,533,930 common shares, representing ~49% of shares outstanding, have entered into lock-up agreements for at least an additional ninety (90) days
■	Dream Bowl Meme Coin I token distribution Payment Date set as September 9, 2026 with ratio of 50 tokens per common share owned as of end of business August 7, 2026
■	KareRx joint venture added Electronic Benefits Verification (EBV) and access to 200,000 patient lives that began to provide material revenue to rebranded Corexa Pharmacy
■	Neuritek Therapeutics, Inc. pending acquisition was terminated in May 2026

Tampa, Fla. / August 17, 2026 / DataMeds AI, Inc. (NASDAQ: MEDS) (“DataMeds AI,” “DataMEDS,” or the “Company”), an integrated healthcare company leveraging its Health IT infrastructure and artificial intelligence platform EinsteinRx™ combined with blockchain-enabled smart contracts platform PharmacyChain™ to provide integrated solutions for the compliant delivery of healthcare and monetization of health data by market participants, today reported second quarter 2026 financials and provided a business update. The Company is expecting to launch the Health Lives Here (HLH) consumer app together with National Football League Alumni Health (NFLAH) in September 2026, targeting patients on or contemplating taking GLP-1 agonist medications in rural communities through their local independent pharmacies. The Company recently made available companion medical food Forzet, indicated for the dietary management of muscle associated with weight loss therapies, through its pharmacy-focused division Corexa Health (dba Corexa Health AI, www.corexahealthai.com).

“Having been in leadership now for just under three months, I am excited with the significant progress we are making towards the important milestone of launching the Health Lives Here app together with NFLAH,” said Gerald Commissiong, interim co-CEO of DataMEDS. “As we move towards this important milestone, we have successfully begun consolidating the key healthcare infrastructure needed to deliver a workflow for the patient that will result in a seamless patient experience that will allow patients to engage with their healthcare in a way that was previously not possible. We intend to engage the patient through telemedicine, a consumer app and their local independent pharmacist who will be educated on the pharmaceutical-adjunct products we provide through our relationship with Tollo Health that are intended to help mitigate drugs’ side effects and improve their effectiveness at the initial HLH app launch. As previously stated, we intend to acquire a CLIA lab that will allow us to offer direct-to-consumer testing, adding an additional layer of service for patients while allowing us to further integrate our customers’ healthcare data into their patient profiles that patients will be able to ‘opt-in’ to be fed into our EinsteinRx artificial intelligence platform to gain unique healthcare insights, including wearables data correlated with pharmacodynamic drug response. Ultimately we intend to move all of this data onto the blockchain, protected through our Datavault AI (NASDAQ: DVLT) license that provides us with patent protection on healthcare data tokenization and monetization, allowing us to provide patients with an opportunity to participate in the revenue generated through the sale of their health data.

We also intend to perfect intended launch of a drone service to deliver medical products, with biometric confirmation of delivery through QOLPOM patents being acquired from Scilex Holdings (NASDAQ: SCLX) and EOS Technology Holdings. The first medical products drone service in the United States was recently completed by Cleveland Clinic, although this service does not include biometric confirmation of who the medications are being delivered to.

Second Quarter 2026 Corporate Highlights

●	Entered into agreement to expand Datavault AI PharmacyChain™ license to all of commercial healthcare, acquire QOLPOM patent portfolios in biometric confirmation of drug consumption through wearables and biometric confirmation of drug delivery recipient via drones, and a acquire a controlling interest in Tollo Health (together the ‘Datavault Transaction’)
●	Raised $6.5 million in new funding to drive
●	Restructured $14.5 million in pre-existing debt to provide path to preferred equity swap
●	Sequentially grew revenue 14% quarter-over quarter to $1.779 million when comparted with first quarter financial 2026 results, exceeding management projections
●	Completed 1 for 50 reverse stock split
●	Entered into lock-up agreements with holders of 1,533,930 common shares
●	Entered into joint venture with KareRx, providing access to additional hub services that complement pre- existing offering, including Electronic Benefits Verification (EBV) services for prospective clients, Corexa Pharmacy and Health Lives Here, and access to 200,000 patient lives

Third Quarter 2026 Highlights to Date

●	Changed corporate name to DataMeds AI, Inc. and changed stock symbol to ‘MEDS’
●	Appointed Brett Thompson as Chief Technology Officer
●	Updated Datavault Transaction terms for tax optimization
●	Pharmacy-focused division rebranded under Corexa Health umbrella
●	Corexa Pharmacy launches Tollo Health products Tollovid® and Galectovid™
●	Interim co-CEO Gerald Commissiong featured on Fox Business together with NFL Legend Emmitt Smith to discuss NFLAH support for Health Lives Here

Expected Remaining Second Half 2026 Milestones

●	Launch of Health Lives Here consumer app targeting GLP-1 users
●	Launch of Medical Food Forzet targeting weight loss patients
●	Closing of Datavault Transaction

Loss from Operations:

The Company recorded a net operating loss of $18.363 million in the quarter ended June 30, 2026, compared with a net operating loss of $6.672 million in the quarter ended June 30, 2025. The increase in net loss was largely due to the expenses associated with the extinguishment of debt and general and administrative expenses. Net loss per share in the quarter ended June 30, 2026 was $7.13 on 2.574 million weighted average shares outstanding, compared to the quarter ended June 30, 2025, where the Company delivered a loss of $5.50 per share on 1.235 million weighted average shares outstanding.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For more information on DataMeds Ai, Inc., refer to www.datamedsai.com

About DataMeds AI, Inc.

DataMeds AI, Inc. (formerly Wellgistics Health) is a leading Health IT company that focuses on the vertical integration of technology, pharmacy, pharmaceutical-adjacent and telemedicine business units to deliver a better healthcare experience for consumers. Headquartered in Tampa, Fla., DataMeds AI incorporates the artificial intelligence platform EinsteinRx™ and blockchain-enabled smart contracts platform PharmacyChain™ into the Health Lives Here mobile application, and its Corexa Health subsidiary provides pharmacy and pharmacy services, including the distribution of products developed by Tollo Health, LLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding: future events, including DataMeds AI, Inc.’s payment of the Dream Bowl Tokens and the timing thereof (including that the Board may change the Payment Date) and the Company’s intention to deliver liquidity and broad distribution of the Dream Bowl Tokens. These statements are based on management’s current expectations and are not predictions of actual performance.; the Company’s plans to expand into telemedicine and diagnostic laboratory services; the Company’s proposed transaction with DataVault AI Inc., Scilex Holding Company, EOS Holdings and HealthBridge Advisors; the satisfaction or waiver of closing conditions applicable to any of the foregoing; the receipt of stockholder approval and any other required approvals; the Company’s anticipated business strategy, operating plans and growth opportunities; the integration of telemedicine, pharmacy, laboratory, wearable-device, artificial intelligence, blockchain and data-management technologies; the proposed development, commercialization and expansion of EinsteinRx AI, PharmacyChain, Health Lives Here and related platforms; the anticipated growth of the market for Long COVID products and related treatment approaches; the Company’s ability to empower patients to access, manage, control or monetize health data; the anticipated benefits of the Company’s technology platforms, strategic relationships and business combinations; the Company’s capitalization, outstanding securities, lock-up arrangements, public float and registration statements; the Company’s ability to maintain compliance with Nasdaq listing standards; and the Company’s liquidity, capital resources and ability to fund operations.

Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DataMeds AI Media Contact

James Lambert, Vice President

Rubenstein Public Relations

Phone: 212.805.3024

Email: jlambert@rubensteinpr.com

DataMeds AI Investor Contact

Investor Relations: IR@wellgisticshealth.com

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

DATAMEDS AI, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,456,373	$42,571
Accounts receivable, net	1,174,336	1,137,219
Inventories, net	1,510,123	1,639,426
Due from related party	26,068	-
Prepaid and other current assets	465,738	-
Total current assets	5,632,638	2,819,216
Property, plant and equipment, net	173,879	229,376
Capitalized software	2,297,588	1,850,358
Operating lease, right-of-use-assets	719,645	966,893
Goodwill	14,193,923	14,193,923
Other intangible assets, net	9,656,751	10,314,675
Deposits	85,008	85,008
Total assets	$32,759,432	$30,459,449

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,612,167	$11,665,135
Accounts payable, related party	25,500	25,500

Accrued expenses and other liabilities	7,003,749	6,407,722
Due to related parties	-	225,000
Convertible notes payable, net of debt discount	12,101,803	-
Current portion of debt obligations, net of debt discount	7,104,225	10,887,520
Operating lease liabilities- current portion	566,379	569,251
Total current liabilities	39,413,823	29,780,128
Notes payable	12,600,000	12,600,000
Operating lease liabilities	249,840	527,122
Total liabilities	$52,263,663	$42,907,250

Commitments and contingencies (Note 14)

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 500,000,000 shares authorized, 2,847,198 and 2,045,792 shares issued and 2,836,484 and 2,026,150 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	283	203
Additional paid-in capital	117,632,998	98,583,686
Accumulated deficit	(137,137,512)	(111,031,690)
Total stockholders’ equity (deficit)	(19,504,231)	(12,447,801)
Total liabilities and stockholders’ equity (deficit)	$32,759,432	$30,459,449

See the accompanying notes to the unaudited condensed consolidated financial statements

DATAMEDS AI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net revenues	$1,779,860	$7,790,865	$3,339,423	$18,654,308
Cost of net revenues	1,597,656	7,285,113	2,986,998	17,455,915
Gross profit	182,204	505,752	352,425	1,198,393

Operating expenses:
General and administrative	7,056,671	4,859,949	11,925,606	36,032,869
Sales and marketing	113,990	343,383	1,073,990	408,600
Depreciation and amortization	356,597	802,796	713,421	1,605,668
Total operating expenses	7,527,258	6,006,128	13,713,017	38,047,137

Loss from operations	(7,345,054)	(5,500,376)	(13,360,592)	(36,848,744)

Other income/(expense):
Interest expense, net	(1,561,240)	(1,184,040)	(3,633,919)	(2,278,530)
Loss on extinguishment of vendor obligation	(320,000)	-	(60,120)	-
Loss on extinguishment of debt	(8,881,694)	-	(8,881,694)	-
Loss on contract termination fee	(766,394)	-	(766,394)	-
Settlement fees	-	-	(13,000)	-
Other income	511,157	11,952	609,897	23,907
Total other expense, net	(11,018,171)	(1,172,088)	(12,745,230)	(2,254,623)

Net loss before income taxes	(18,363,225)	(6,672,464)	(26,105,822)	(39,103,367)
Provision for income taxes
Net loss	$(18,363,225)	$(6,672,464)	$(26,105,822)	$(39,103,367)

Weighted average common shares outstanding - basic and diluted	2,574,669	1,235,423	2,335,557	1,137,274
Net loss per common share - basic and diluted	$(7.13)	$(5.40)	$(11.18)	$(34.38)

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